EXHIBIT 99.77C

Managed Fund

Lincoln National Managed Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             44,894,388  44,894,388  94.97%    5.03%   0.00%
Kelly D Clevenger               44,894,388  44,894,388  95.07%    4.93%   0.00%
Nancy L. Frisby                 44,894,388  44,894,388  95.06%    4.94%   0.00%
Barbara S. Kowalczyk            44,894,388  44,894,388  94.79%    5.21%   0.00%
Kenneth G. Stella               44,894,388  44,894,388  94.87%    5.13%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               44,894,388 44,894,388 88.46%    7.50%   4.04%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  44,894,388 44,894,388 82.88%   12.24%   4.88%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     44,894,388 44,894,388 87.29%    8.14%   4.57%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          44,894,388 44,894,388 85.37%    8.71%   5.92%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          44,894,388 44,894,388 85.40%    8.84%   5.76%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         44,894,388 44,894,388 85.50%    8.74%   5.76%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           44,894,388 44,894,388 86.13%    8.12%   5.75%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           44,894,388 44,894,388 84.94%    8.94%   6.12%
    5F) Amendment to Fundamental Restrictions on Lending.                              44,894,388 44,894,388 85.37%    8.84%   5.79%
    5G) Amendment to Fundamental Restrictions on Diversification.                      44,894,388 44,894,388 85.63%    8.58%   5.79%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  44,894,388 44,894,388 82.77%   11.56%   5.67%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           44,894,388 44,894,388 82.13%   12.07%   5.80%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 44,894,388 44,894,388 81.87%   12.18%   5.95%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               44,894,388 44,894,388 82.05%   12.09%   5.86%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 44,894,388 44,894,388 82.00%   11.84%   6.16%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   44,894,388 44,894,388 82.10%   11.71%   6.19%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               44,894,388 44,894,388 82.85%   11.32%   5.83%
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